

                                                              MERCURY FINANCE COMPANY & SUBSIDIARIES
                                                                    CONSOLIDATED BALANCE SHEET

FOOTNOTE                          ACTUAL      ACTUAL     PROJECTED   PROJECTED
REF.      ASSETS:                  1997      OCTOBER     2 MONTHS       1998       1999      2000      2001       2002       2003
----      -------                  ----      --------    --------       ----       ----      ----      ----       ----       ----
                                               1998

     Cash & Equivalents          $   53,896   $118,360   $  195,511   $ 195,511  $  66,879  $ 57,136  $ 45,943   $ 37,852  $ 30,859
(1)  Finance Receivables            971,377    712,876      691,702     691,702    665,323   685,836   712,113    735,825   758,876
       Less:  Allowance for
       Credit Losses                      -          -            -           -          -         -         -          -         -
       Less:  Allowance for
       Finance Credit Losses       (102,204)   (64,170)     (82,078)    (82,078)   (58,370)  (59,969)  (62,275)   (64,345)  (66,358)
       Less:  Nonrefundable
       Dealer Reserves              (52,731)   (36,315)     (31,180)    (31,180)   (32,849)  (34,073)  (35,480)   (36,780)  (38,053)
                                    -------    -------      -------     -------    -------   -------   -------    -------   -------
     NET FINANCE RECEIVABLES     $  816,442   $612,391   $  578,445   $ 578,445    574,104  $591,793  $614,358   $634,700  $654,465

     Deferred Income Taxes,
     Net                                 -          -            -           -          -         -         -          -         -
(2)  Income Taxes Receivable         79,941     52,868        2,473       2,473      2,473     2,473     2,473      2,473     2,473
     PP&E (@ cost less
     depreciation)                    5,899      4,255        4,872       4,872      8,093     7,664     7,235      6,806     6,377
(3)  Goodwill                        13,604     13,031       12,888      12,888          -         -         -          -         -
     Other Assets (incl.
     Repos)                           9,622      9,638        6,883       6,883      6,883     6,883     6,883      6,883     6,883
                                      -----      -----        -----       -----      -----     -----     -----      -----     -----

     TOTAL ASSETS                 $ 979,404   $810,545    $ 801,072   $ 801,072  $ 658,432  $665,948  $676,892   $688,714  $701,057


     LIABILITIES & EQUITY:
     ---------------------
     New Revolving Facility               -          -            -           -          -         -         -          -         -
(4)  Senior Debt                    829,245    675,245      692,155     692,155    434,107   434,107   434,107    434,107   434,107
(4)  Subordinated
     Notes                           22,500     22,500       22,500      22,500     22,500    22,500    22,500     22,500    22,500
(5)  Accounts Payable & Other
     Liabilities                     44,959     45,947       45,947      45,947     31,231    31,233    31,235     31,235    31,234
                                     ------     ------       ------      ------     ------    ------    ------     ------    ------
     TOTAL LIABILITIES            $ 896,704   $743,692    $ 760,602   $ 760,602  $ 487,838  $487,840  $487,842   $487,842  $487,841

     Common Stock                   177,901    177,901      177,901     177,901    167,722   167,722   167,722    167,722   167,722
     Paid-in Capital                  8,244      8,244        8,244       8,244          -         -         -          -         -
(6)  Retained Earnings              (49,781)   (65,628)     (92,012)    (92,012)     2,872    10,386    21,328     33,150   45,494
     Treasury Stock                 (53,664)   (53,664)     (53,664)    (53,664)          -         -         -          -        -
                                    -------    -------      -------     -------
     TOTAL EQUITY                 $  82,700   $ 66,853     $ 40,469    $ 40,469  $ 170,594  $178,108  $189,050   $200,872  $213,216
     TOTAL LIABILITIES &          $ 979,404   $810,545    $ 801,072   $ 801,072  $ 658,432  $665,948  $676,892   $688,714  $701,057

     Working Capital
     (Excluding Cash)               861,046    628,951      541,854     541,854    552,229   569,916   592,480    612,821   632,587

     Debt as a % of Finance            87.7%      97.9%       103.3%      103.3%      68.6%     66.6%     64.1%      62.1%     60.2%
     Receivables
     Avg. NFR                     1,065,900    842,126      702,289     831,540    678,513   675,579   698,974    723,969   747,351

     Cash & Finance Receivables
     to Liabilities                     1.1        1.1          1.0         1.0        1.3       1.3       1.4        1.4       1.4
     Debt to Worth                     10.8       11.1         18.8        18.8        2.9       2.7       2.6        2.4       2.3





                     MERCURY FINANCE COMPANY & SUBSIDIARIES
                          CONSOLIDATED INCOME STATEMENT


                                                             ACTUAL              PROJECTED
                                     1997                 OCTOBER 1998            2 MONTHS
                                     ----                 ------------            --------
                                                                       *                         *
     INTEREST INCOME
     Finance Charges & Loan Fees   $  228,028    21.4%     $152,175   21.7%    $ 27,031        23.1%
     Investment Income                  7,593     0.7%        2,773    0.4%       1,131         1.0%
(7)    Less:  Interest Expense        (86,529)   -8.1%      (54,976)  -7.8%     (10,687)       -9.1%
(8)    Less:  Provision for
     Credit Losses                   (106,374)   10.0%      (44,521)  -6.3%     (27,972)      -23.9%
                                     --------    ----       -------    ---      -------        ----
     NET INTEREST  INCOME          $   42,718     4.0%     $ 55,451   7.9%     $(10,497)       -9.0%

     OTHER INCOME
     Insurance Commissions              5,784     0.5%        3,932    0.6%         585         0.5%
     Insurance Premiums                35,660     3.3%        3,349    0.5%         234         0.2%
     Fees & Other Income                5,636     0.5%        3,526    0.5%         708         0.5%
                                     --------    ----       -------    ---      -------        ----
     TOTAL OTHER INCOME                47,080     4.4%       10,807    1.5%       1,527         1.3%

     OTHER EXPENSES
     Salaries and Employee Benefits    56,799     5.3%       41,207    5.9%       7,999         6.8%
     Occupancy Expense                  5,897     0.6%        3,880    0.6%         591         0.5%
     Equipment Expense                  3,870     0.4%        2,784    0.4%         552         0.5%
     Data Processing Expense            2,059     0.2%        1,585    0.2%         309         0.3%
     Other Operating Expenses          35,189     3.3%       20,810    3.0%       3,879         3.3%
     Insurance Claims                  20,466     1.9%           -     0.0%          -          0.0%
                                     --------    ----       -------    ---      -------        ----
(9)  TOTAL OTHER EXPENSES             124,280    11.7%       70,266   10.0%      13,330        11.4%
     OPERATING INCOME (LOSS)
                                   $  (34,482)   -3.2%     $ (4,008)  -0.6%    $(22,300)      -19.1%
     NON-RECURRING EXPENSES
(10) Reorganization Expenses           20,683     1.9%       11,839    1.7%       4,084         3.5%
     Closed Branch Expenses &
     Lyndon Sale                       35,278     3.3%           -     0.0%          -          0.0%
                                     --------    ----       -------    ---      -------        ----
     Profit (Loss) Before Taxes       (90,443)   -8.5%      (15,847)  -2.3%     (26,384)       -22.5
(11) Income Tax                      (16,250)    -1.5%           -     0.0%        -            0.0%
     Provision (Credit) 38.0%
                                     --------    ----       -------    ---      -------        ----

     NET INCOME (LOSS)             $  (74,193)   -7.0%     $(15,847)  -2.3%    $(26,384)      -22.5%
                                   ==========     ===      ========    ===     ========        ====

     EBIT                          $   (3,914)   -0.4%     $ 39,129    5.6%    $(15,697)      -13.4%
     AVERAGE NFR                   $1,065,900              $842,126            $702,289




                                                                                PROJECTED
                                    1998               1999                2000              2001           200            2003
                                    ----               ----                ----              ----           ---            ----

     Finance Charges & Loan Fees   $179,206  21.6% $ 148,832  21.9% 154,280  22.8% $ 161,137  23.1% $ 166,962  23.1% $ 172,380 23.1%
     Investment Income                3,904   0.5%     4,898   0.7%   3,661   0.5%     2,972   0.4%     2,500   0.3%     2,115  0.3%
(7)    Less:  Interest Expense      (65,663) -7.9%   (49,228) -7.3% (45,886) -6.8%   (45,886) -6.6%   (45,886) -6.3%   (45,886 -6.1%
(8)    Less:  Provision for
     Credit Losses                  (72,493) -8.7%   (41,249) -6.1% (36,084) -5.3%   (34,331) -4.9%   (35,725) -4.9%   (36,820)-4.9%
                                    -------          -------        -------          -------          -------          -------
     NET INTEREST  INCOME          $ 44,954   5.4%  $ 63,253   9.3% $75,971  11.2%  $ 83,892  12.0%   $87,851  12.1%  $ 91,789 12.3%

     OTHER INCOME
     Insurance Commissions            5,586   0.7%     4,024   0.6%   3,972   0.6%     4,142   0.6%     4,286   0.6%     4,185  0.6%
     Insurance Premiums               2,871   0.3%        30   0.0%    -      0.0%       -     0.0%        -    0.0%        -   0.0%
     Fees & Other Income              3,877   0.5%     3,142   0.5%   3,349   0.5%     3,485   0.5%     3,602   0.5%     3,517  0.5%
                                    -------          -------        -------          -------          -------          -------
     TOTAL OTHER INCOME              12,334   1.5%     7,196   1.1%   7,321   1.1%     7,627   1.1%     7,888   1.1%     7,703  1.0%

     OTHER EXPENSES
     Salaries and Employee Benefits  49,206   5.9%    44,732   6.6%  46,319   6.9%    48,172   6.9%    50,099   6.9%    52,103  7.0%
     Occupancy Expense                4,472   0.5%     3,227   0.5%   3,309   0.5%     3,408   0.5%     3,510   0.5%     3,615  0.5%
     Equipment Expense                3,335   0.4%     3,078   0.5%   3,219   0.5%     3,380   0.5%     3,549   0.5%     3,726  0.5%
     Data Processing Expense          1,894   0.2%     1,661   0.2%   1,734   0.3%     1,821   0.3%     1,912   0.3%     2,008  0.3%
     Other Operating Expenses        24,689   3.0%    16,157   2.4%  16,591   2.5%    17,089   2.4%    17,602   2.4%    18,130  2.4%
     Insurance Claims                    -    0.0%      -       0.0%    -     0.0%       -     0.0%        -    0.0%        -   0.0%
                                    -------          -------        -------          -------          -------          -------
(9)  TOTAL OTHER EXPENSES            83,596   10.1%   68,854   10.1% 71,172  10.5%    73,870  10.6%    76,672  10.6%    79,582 10.6%

    OPERATING INCOME (LOSS)        $(26,308) -3.2%   $ 1,595   0.2% $12,120   1.8%   $17,649   2.5%   $19,067   2.6%  $ 19,910  2.7%

     NON-RECURRING EXPENSES
(10) Reorganization Expenses         15,922   1.9%    15,922   0.0%     -     0.0%        -    0.0%       -     0.0%        -   0.0%
     Closed Branch Expenses &
     Lyndon Sale                         -    0.0%       -     0.0%     -     0.0%        -    0.0%       -     0.0%        -   0.0%
                                    -------          -------        -------          -------          -------          -------
     Profit (Loss) Before Taxes     (42,231) -5.1%     1,595   0.2%  12,120   1.8%    17,649   2.5%    19,067   2.6%    19,910  2.7%
(11) Income Tax                          -    0.0%       606   0.1%   4,606   0.7%     6,707   1.0%     7,245   1.0%     7,566  1.0%
     Provision (Credit) 38.0%
                                    -------          -------        -------          -------          -------          -------
     NET INCOME (LOSS)             $(42,231) -5.1%    $  989   0.1% $ 7,514   1.1%   $10,942   1.6%   $11,822   1.6%  $ 12,344  1.7%
                                   ========           ======        =======          =======          =======         ========

     EBIT                          $ 23,432   2.8%  $ 50,823   7.5% $58,006   8.6%   $63,535   9.1%   $64,953   9.0%  $ 65,796  8.8%
     AVERAGE NFR                   $831,540         $678,513        $675,579         $698,974         $723,969         $747,351


                                                       * Annualized percentage of average net finance receivables.



                   MERCURY FINANCE COMPANY & SUBSIDIARIES
                        CONSOLIDATED CASH FLOW STATEMENT

                                     ACTUAL    PROJECTED   PROJECTED
                                    OCTOBER    2 MONTHS       1998        1999        2000       2001         2002        2003
                                    --------   --------       ----        ----        ----       ----         ----        ----
                                      1998
     CASH FLOWS FROM OPERATIONS
        Net Income (Loss)            $(15,847) $  (26,384)  $ (42,231)  $     989    $  7,514   $ 10,942     $ 11,822   $  12,344
        Add:  Income Tax Provision          -           -           -         606       4,606      6,707        7,245       7,566
        Add:  Interest Expense         54,976      10,687      65,663      49,228      45,886     45,886       45,886      45,886
                                       ------      ------      ------      ------      ------     ------       ------      ------
     EBIT                            $ 39,129  $ (15,697)   $  23,432   $  50,823    $ 58,006   $ 63,535     $ 64,953   $  65,796

     Depreciation & Amortization        1,381         705       2,086       1,779       1,779      1,779        1,779       1,779
     EBITDA                          $ 40,510  $ (14,992)   $  25,518   $  52,602    $ 59,785   $ 65,314     $ 66,732   $  67,575
        Less:  Interest Paid          (54,976)    (10,687)    (65,663)    (49,228)    (45,886)   (45,886)     (45,886)    (45,886)
        Less:  Taxes Paid                   -           -           -       (606)     (4,606)    (6,707)      (7,245)     (7,566)
                                       ------      ------      ------      ------      ------     ------       ------      ------
     Subtotal
                                     (14,466)    (25,679)    (40,145)       2,768       9,293     12,721       13,601      14,123
     Working Capital Changes:
                                      232,095      87,097     319,192    (10,375)    (17,687)   (22,563)     (20,342)    (19,766)
     CASH FROM OPERATIONS             217,630      61,418     279,047     (7,607)     (8,394)    (9,842)      (6,741)     (5,643)
       Less:  CAPEX
                                            -     (1,058)     (1,058)     (5,000)     (1,350)    (1,350)      (1,350)     (1,350)
       Less: Decrease (Increase)
        in Cash                       (64,464)    (77,151)   (141,615)     128,632       9,743     11,193        8,091       6,993
       Less:  Class Action
         Settlement                         -           -           -           -           -          -            -           -
                                       ------      ------      ------      ------      ------     ------       ------      ------
     CASH AVAILABLE FOR DEBT
     REDUCTION                       $153,166  $ (16,792)   $ 136,374   $ 116,025     $   (0)     $    1      $   (1)      $    0
                                     ========  =========    =========   =========     ======      ======      ======       ======


1). The following assumptions have been made with respect to the finance receivable balances.

A)       ORIGINATIONS
                 Receivable originations are projected as follows: (in millions)


                                     1998            1999           2000            2001           2002           2003
        Direct                       $135.8          $137.7         $141.8          $146.1         $150.4         $155.0
        Sales Finance                $392.5          $548.0         $564.4          $581.4         $598.8         $616.8


B)       CHARGE-OFFS:
                  Charge offs are assumed at the following rates, based on average net finance receivables.


1998     21.7% (includes credit card portfolio)
1999     17.1%
2000     12.2%
2001     11.6%
2002     11.6%
2003     11.6%

C)       DISCOUNT ACQUIRED:
                  The projection assumes that company is able to purchase new sales finance contracts at a 6.5% discount from the gross amount of the loan for Mercury and 4% for Midland.


2). The company received an income tax refund of $50.4 million in December 1998. No further refunds are projected.

3). Goodwill of $12.9 million relates to various subsidiaries purchased by Mercury. It is anticipated that the remaining goodwill will be written off as of the restructure date.

4). Senior debt and subordinated debt are assumed to remain in place, or to be re-financed upon maturity at similar terms including interest at 10.0% for the senior debt an 11.0% for the subordinated debt.

5). Included in the accounts payable as of December 1997 are accrued dividends of $12.9 million and a reserve for closed office expenses of $1.8 million. It is assumed that the accrued dividend will be reversed to retained earnings at the time of the restructure. The remaining reserve for closed office expenses will be paid out at the time of the restructure.

6). This projection assumes that the restructure will be confirmed February 28, 1999. Prior to the conversion of debt, the Debtor will utilize $100 million of excess cash to reduce debt. As a part of the restructure, the balance sheet of the company will be adjusted :
1.       25% of the senior debt will be converted to common stock.
2.       A cash payment of $18 million will be made on equity claims.
3.       The remaining Goodwill outstanding will be written off.
4.       The remaining retained deficit will be eliminated.




         The following table provides a summary of the expected adjustments:


                                          Projected Balances As of
                                              Restructure Date         Conversion &      Pro-Forma
                                                                        Adjustments
          ASSETS
                Cash & Equivalents                    $113,540             ($18,000)         $95,540
                Net                                    545,256                   -0-         545,256
                Finance
                Receivables
                Goodwill                                                    (12,888)             -0-
                                                        12,888
                Other Assets                            14,765                   -0-          14,765
                                         ----------------------     -----------------   -------------
                Total Assets                           686,449              (30,888)        $655,561

          LIABILITIES
                Debt                                  $601,309            ($144,702)        $456,607
                Accounts Payable and                                        (14,715)          31,233
                Other Liabilities                       45,948
                                         ----------------------     -----------------   -------------
                Total Liabilities                     $647,257            ($159,417)        $487,840

          SHAREHOLDERS EQUITY
                Common Equity                           39,192               128,529         167,721
                                         ----------------------     -----------------   -------------
                Total Shareholders                      39,192               128,529         167,721
                Equity

                                         ======================     =================   =============
          TOTAL LIABILITIES AND                       $686,449             ($30,888)        $655,561
          SHAREHOLDERS EQUITY
                                         ======================     =================   =============


7). For comparability, a restructuring fee of $14.5 million paid to senior lenders in June 1998 is included in interest expense on a pro-forma basis.

8). The provision expense for the two months ending December 1998 includes and additional provision of $18.7 million to recognize the anticipated loss on the sale of the credit card portfolio. The projections assume the company will receive net cash of $25 million in January 1999.

9).      The  operating  expense  projection   includes  further  reductions  in
         branches in 1999 with increased expenses thereafter as a result of receivable growth and inflation.

10). Reorganization expenses in 1998 include $14 million in fees paid to the company's and the creditors' professionals.

11). Provision for income taxes is projected at 34% for federal income taxes and 4% for state. For projection purposes, it is assumed that the cancellation of debt income will offset the net operating loss created during the fiscal year ending December 1998. The actual tax liability for these periods could differ substantially.